UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

Loop Media, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55591	47-3975872
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 N. Central Ave, Suite 430 Glendale, CA		91203
(Address of Principal Executive Office)		(Zip Code)

(818) 823-4801

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Change in Number of Authorized and Outstanding Shares

On June 8, 2020, Interlink Plus, Inc., a Nevada corporation (the "Company") filed a Certificate of Change pursuant to NRS 78.209 (the "Certificate of Change") with the Nevada Secretary of State to implement the reverse split of the Company's authorized and outstanding shares of capital stock on a 1 to 1.5 basis (the "Reverse Split"). In connection with the Reverse Split, the number of shares of capital stock the Company shall have the authority to issue decreased from 500,000,000 to 333,333,334 shares, and to correspondingly decrease the number of issued and outstanding shares of each class and series of capital stock. In accordance with and pursuant to the Reverse Split, the total number of shares of the class of capital stock designated as Common Stock that the Company shall have authority to issue will be decreased from 475,000,000 to 316,666,667 shares, and all issued and outstanding shares of Common Stock shall be correspondingly and proportionally decreased. In accordance with and pursuant to the Reverse Split, the total number of shares of the class of capital stock designated as Preferred Stock that the Company shall have authority to issue will be decreased from 25,000,000 to 16,666,667 shares, and all issued and outstanding shares of Preferred Stock shall be correspondingly and proportionally decreased. In accordance with and pursuant to the Reverse Split, the total number of shares of the series of Preferred Stock designated as Series A Convertible Preferred Stock that the Company shall have authority to issue will be decreased from 1,000,000 to 666,667 shares, and all issued and outstanding shares of Series A Convertible Preferred Stock shall be correspondingly and proportionally decreased. In accordance with and pursuant to the Reverse Split, the total number of shares of the series of Preferred Stock designated as Series B Convertible Preferred Stock that the Company shall have authority to issue will be decreased from 5,000,000 to 3,333,334 shares, and all issued and outstanding shares of Series B Convertible Preferred Stock shall be correspondingly and proportionally decreased.

In accordance with and pursuant to Nevada Revised Statutes ("NRS") 78.207, the Reverse Split was undertaken by a resolution of the board of directors of the Company without obtaining the approval of the stockholders.

The Certificate of Change is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Name Change in Connection with Merger

In connection with the merger of Loop Media, Inc., a Delaware corporation and wholly-owned subsidiary of the Company with and into the Company (the "Merger") pursuant to a Plan of Merger (the "Plan of Merger"), the Company changed its name to Loop Media, Inc. (the "Name Change"). The Company was the surviving entity in the Merger, and as such is permitted under NRS 92A.180 to amend its Articles of Incorporation to change its name if the amendment is set forth in Articles of Merger filed with the Nevada Secretary of State.

The Plan of Merger is filed as Exhibit 2.1 to this Current Report on Form 8-K. The Articles of Merger filed with the Nevada Secretary of State on June 9, 2020 implementing the Name Change in connection with the Merger, and the Certificate of Ownership and Merger filed with the Delaware Secretary of State on June 8, 2020 in connection with the Merger are filed as Exhibits 3.2 and 2.2, respectively, to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On June 11, 2020, the Company issued a press release announcing the Merger, Name Change and Reverse Split. A copy of the joint press release is attached hereto as Exhibit 99.1.

The information in this Report furnished pursuant to Item 7.01 and the press release included as Exhibit 99.1 of Item 9.01 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act. The furnishing of the information in this Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Report constitutes material investor information that is not otherwise publicly available.

Item 8.01. Other Events.

Parent/Subsidiary Merger

The information regarding the Merger contained in Item 5.03 above is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Plan of Merger by and among Interlink Plus, Inc. and Loop Media, Inc. dated as of May 22, 2020
2.2	Certificate of Ownership and Merger filed with the Delaware Secretary of State
3.1	Certificate of Change of the Company filed with the Nevada Secretary of State on June 8, 2020
3.2	Articles of Merger filed with the Nevada Secretary of State on June 9, 2020
99.1	Press Release of the Company dated June 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 11, 2020	INTERLINK PLUS, INC.

	By:	/s/ Jon Niermann
Jon Niermann, CEO